Exhibit 32

Section 1350 Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Michael E. Manna and Philip A. Fain, the President and Chief Executive Officer and Chief Financial Officer and Treasurer, respectively, of Ultralife Corporation, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ultralife Corporation.

A signed original of this written statement required by Section 906 has been provided to Ultralife Corporation and will be retained by Ultralife Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 5, 2026	By: /s/ Michael E. Manna
Michael E. Manna
President and Chief Executive Officer

Date: November 5, 2026	By: /s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer